Exhibit 10.18

ASSIGNMENT AND ASSUMPTION OF LEASE

AND CONSENT OF LESSOR

1. ASSIGNMENT OF LEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Orchard Therapeutics North America (“ASSIGNOR”) hereby assigns and transfers to SutroVax, Inc. (“ASSIGNEE”) all of ASSIGNOR’s right, title and interest in and to that certain Lease dated September 16, 2016, by and between ASSIGNOR and Rakesh Kumar and Premila Kumar Revocable Family Trust, as Lessor, covering those certain Premises located at (street address, city, state, zip) 1118 Chess Drive, Foster City, CA 94404 and as is more particularly described in such Lease.

This Assignment shall be effective: July 1, 2019.

~~In addition, ASSIGNOR hereby transfers ASSIGNEE all of ASSIGNOR’s interest in and to any security or other deposits paid to Lessor under the terms of such Lease.~~

Upon execution, Assignee shall pay to Lessor Fifty Four Thousand Two Hundred Dollars ($54,200.00) which will be held as a Security Deposit as described in Paragraph 1.7(c) of the Lease Agreement dated September 16, 2016. Within five (5) business days following the execution hereof and Lessor’s receipt of all monies due from Assignee, Lessor shall refund to Assignor the Security Deposit currently being held by Lessor in the amount of Fifty Four Thousand Two Hundred Dollars ($54,200.00) less any amount due to Lessor pursuant to the Lease Agreement dated September 16, 2016.

The parties acknowledge and agree that, notwithstanding that the Lease was executed by “Orchard Therapeutics,” Orchard Therapeutics North America (a California corporation) is the tenant entity under the Lease and the Assignee hereunder.

Dated:	Orchard Therapeutics North America

By:
Name Printed:
Title:

By:
Name Printed:
Title:
Assignor

2. ASSUMPTION OF LEASE

Assignee acknowledges that it has inspected the Premises and reviewed the Lease and Assignee hereby accepts the foregoing Assignment and assumes and agrees to be bound by and perform all obligations of the Lessee pursuant to the Lease arising on or after the effective date of this Assignment and to abide by all of the terms, provisions, covenants and conditions of the Lease. Lessor and Assignee acknowledge and agree that (i) Assignor has decommissioned the Premises and that the Premises is in compliance with all applicable provisions of the Lease and (ii) Assignee shall accept the Premises in its “as-is” condition on the effective date of this Assignment and be fully responsible for the condition of the Premises thereafter in accordance with the provisions of the Lease.

Dated: 6/21/19	SutroVax, Inc.

	By:	/s/ Grant E. Pickering
Name Printed: Grant E. Pickering
Title: President & CEO

By:
Name Printed:
Title:
Assignee

3. CONSENT TO ASSIGNMENT

Lessor hereby consents to the foregoing Assignment and Assumption of the Lease. It is understood and agreed, however, that the foregoing consent is not a waiver of Lessor’s right to consent to or impose restrictions upon any future assignment or subletting. In addition, this assignment does ~~not~~ release Assignor, including any affiliates of Assignor, from liability for any of the obligations of the Lessee under the Lease and any other liabilities arising out of or in connection with the Lease and/or Assignor’s occupancy of the Premises arising on or after the Effective Date of this Assignment, excluding Assignor’s obligations to indemnify Lessor as required in Section 8.7 of the Lease and Section 68 of the Second Addendum, which will remain if full force and effect, after the effective date of this Assignment, for claims resulting from the acts or omissions to act of Assignor and its affiliates arising or occurring prior to the effective date of this Assignment.

Assignor represents that it has only dealt with Newmark Knight Frank (“Assignor’s Broker”) as a broker in connection with this Assignment. Assignee represents that it has only dealt with Cushman & Wakefield (“Assignee’s Broker”) in connection with this Assignment. Lessor represents that it has only dealt with Kidder Mathews (“Lessor’s Broker”) as a broker in connection with this Assignment. Lessor shall be responsible for the payment of any commissions due to Assignee’s Broker and Lessor’s Broker pursuant to a separate written agreement. Assignor shall be responsible for the payment of any commissions due to Assignor’s Broker pursuant to a separate written agreement.

Dated: 6/28/19	Rakesh Kumar and Premila Kumar Revocable Family Trust

	By:	/s/ Rakesh Kumar
Name Printed: Rakesh Kumar
Title: Co-Trustee

	By:	/s/ Premila Kumar
Name Printed: Premila Kumar
Title: Co-Trustee
Lessor

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS ASSIGNMENT OR TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS ASSIGNMENT.

2. RETAIN APPROPRIATE COUNSEL TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION WOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR ASSIGNEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE ASSIGNMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

AIR CRE, 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

ASSIGNMENT AND ASSUMPTION OF LEASE

AND CONSENT OF LESSOR

1. ASSIGNMENT OF LEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Orchard Therapeutics North America (“ASSIGNOR”) hereby assigns and transfers to SutroVax, Inc. (“ASSIGNEE”) all of ASSIGNOR’s right, title and interest in and to that certain Lease dated September 16, 2016, by and between ASSIGNOR and Rakesh Kumar and Premila Kumar Revocable Family Trust, as Lessor, covering those certain Premises located at (street address, city, state, zip) 1118 Chess Drive, Foster City, CA 94404 and as is more particularly described in such Lease.

This Assignment shall be effective: July 1, 2019.

~~In addition, ASSIGNOR hereby transfers ASSIGNEE all of ASSIGNOR’s interest in and to any security or other deposits paid to Lessor under the terms of such Lease.~~

Upon execution, Assignee shall pay to Lessor Fifty Four Thousand Two Hundred Dollars ($54,200.00) which will be held as a Security Deposit as described in Paragraph 1.7(c) of the Lease Agreement dated September 16, 2016. Within five (5) business days following the execution hereof and Lessor’s receipt of all monies due from Assignee, Lessor shall refund to Assignor the Security Deposit currently being held by Lessor in the amount of Fifty Four Thousand Two Hundred Dollars ($54,200.00) less any amount due to Lessor pursuant to the Lease Agreement dated September 16, 2016.

The parties acknowledge and agree that, notwithstanding that the Lease was executed by “Orchard Therapeutics,” Orchard Therapeutics North America (a California corporation) is the tenant entity under the Lease and the Assignee hereunder.

Dated: 21-June-2019	Orchard Therapeutics North America

	By:	/s/ Frank E. Thomas
Name Printed: Frank E. Thomas
Title: CFO & Chief Business Officer

By:
Name Printed:
Title:
Assignor

2. ASSUMPTION OF LEASE

Assignee acknowledges that it has inspected the Premises and reviewed the Lease and Assignee hereby accepts the foregoing Assignment and assumes and agrees to be bound by and perform all obligations of the Lessee pursuant to the Lease arising on or after the effective date of this Assignment and to abide by all of the terms, provisions, covenants and conditions of the Lease. Lessor and Assignee acknowledge and agree that (i) Assignor has decommissioned the Premises and that the Premises is in compliance with all applicable provisions of the Lease and (ii) Assignee shall accept the Premises in its “as-is” condition on the effective date of this Assignment and be fully responsible for the condition of the Premises thereafter in accordance with the provisions of the Lease.

Dated:	SutroVax, Inc.

By:
Name Printed:
Title:

By:
Name Printed:
Title:
Assignee

3. CONSENT TO ASSIGNMENT

Lessor hereby consents to the foregoing Assignment and Assumption of the Lease. It is understood and agreed, however, that the foregoing consent is not a waiver of Lessor’s right to consent to or impose restrictions upon any future assignment or subletting. In addition, this assignment does ~~not~~ release Assignor, including any affiliates of Assignor, from liability for any of the obligations of the Lessee under the Lease and any other liabilities arising out of or in connection with the Lease and/or Assignor’s occupancy of the Premises arising on or after the Effective Date of this Assignment, excluding Assignor’s obligations to indemnify Lessor as required in Section 8.7 of the Lease and Section 68 of the Second Addendum, which will remain if full force and effect, after the effective date of this Assignment, for claims resulting from the acts or omissions to act of Assignor and its affiliates arising or occurring prior to the effective date of this Assignment.

Assignor represents that it has only dealt with Newmark Knight Frank (“Assignor’s Broker”) as a broker in connection with this Assignment. Assignee represents that it has only dealt with Cushman & Wakefield (“Assignee’s Broker”) in connection with this Assignment. Lessor represents that it has only dealt with Kidder Mathews (“Lessor’s Broker”) as a broker in connection with this Assignment. Lessor shall be responsible for the payment of any commissions due to Assignee’s Broker and Lessor’s Broker pursuant to a separate written agreement. Assignor shall be responsible for the payment of any commissions due to Assignor’s Broker pursuant to a separate written agreement.

Dated:	Rakesh Kumar and Premila Kumar Revocable Family Trust

By:
Name Printed:
Title: Co-Trustee

By:
Name Printed:
Title: Co-Trustee
Lessor

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS ASSIGNMENT OR TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS ASSIGNMENT.

2. RETAIN APPROPRIATE COUNSEL TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION WOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR ASSIGNEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE ASSIGNMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

AIR CRE, 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

AIR COMMERCIAL REAL ESTATE ASSOCIATION

                    STANDARD MULTI-TENANT OFFICE LEASE - NET

1. Basic Provisions (“Basic Provisions”)

1.1 Parties: This Lease (“Lease”), dated for reference purposes only September 16, 2016 is made by and between Rakesh Kumar and Premila Kumar Revocable Family Trust                                                                                                                                                (“Lessor”) and Orchard Therapeutics                                                                                                                                                                                                                                                                                                                                                                                                               (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite Number(s)                                 1st                     floor(s), consisting of approximately 4,472             rentable square feet ~~and approximately ____________ usable square feet (“Premises”)~~. The Premises are located at: 1118 Chess Drive                                              in the City of Foster City                                                 , County of San Mateo                     County of California                        , with zip code 94404        . In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Area (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” The Project consists of approximately 8,944             rentable square feet. (See also Paragraph 2.)

1.2(b) Parking: 15         unreserved ~~and _________ reserved vehicle parking spaces at a monthly cost of $___________ per unreserved space and $__________ per reserved space~~. (See Paragraph 2.6)

1.3 Term: 5                 years and 1                     months (“Original Term”) commencing October 13, 2016 (“Commencement Date”) and ending October 31, 2021 (“Expiration Date”). (See also Paragraph 3.)

1.4 Early Access ~~Possession~~: If the Premises are available Lessee may have non-exclusive access possession of the Premises commencing upon full execution of lease, check per Paragraph 1.7(f) and copy of insurance certificate (“Early Access ~~Possession~~ Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $16,993.60                 per month (“Base Rent”), payable on the 1st         day of each month commencing November 1, 2016        . (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 50

1.6 Lessee’s Share of Operating Expenses: Fifty             percent (50%) (“Lessee’s Share”). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $16,993.60             for the period     November 1, 2016 – November 30, 2016

(b) Operating Expenses: $2,512.50 for the period October 1, 2016-October 31, 2016.

(c) Security Deposit: $54,200.00                 (“Security Deposit”). (See also Paragraph 5)

(d) ~~Parking: $_____________ for the period ____________.~~

(e) Other: $                      for the period                             .

(f) Total Due Upon Execution of this Lease: $73,706.10                .

1.8 Agreed Use: Laboratory, General office use and any other legally related uses

(See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                                               represents Lessor exclusively (“Lessor’s Broker”);

☐                                                               represents Lessee exclusively (“Lessee’s Broker”); or

☒ Cornish & Carey Commercial dba Newmark Cornish & Carey       represents both Lessor and Lessee (“Dual Agency”)

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to per a separate agreement. ~~In the attached separate written agreement or if no such agreement is attached, the sum of __________ or __________% of the total Base Rent payable for the Original Term, the sum of _________ or __________ of the total Base Rent payable during any period of time that the Lessee occupies the Premises subsequent to the Original Term, and/or the sum of __________ or __________ % of the purchase price in the event that the Lessee or anyone affiliate with Lessee acquires from Lessor any rights to the Premises.~~

1.11 ~~Guarantor. The obligations of the Lessee under this Lease shall be guaranteed by                                                   (“Guarantor”). (See also Paragraph 37)~~

1.12 ~~Business Hours for the Building: __________ a.m. to __________ p.m., Mondays through Fridays (except Building Holidays) and __________ a.m. to __________ p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and _________________________~~

1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following within the Premises:

☐ Janitorial services

☐ Electricity

☐ Other (specify): ____________________________________________________________________

1.14 Attachments. Attached hereto are the following, all of Which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 50                         through 53                        ;

☐ a plot plan depicting the Premises;

☐	a current set of the Rules and Regulations;
☐	a Work Letter;
☐	a janitorial schedule:

☒	other (specify): Agency Disclosure Form

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent Mated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee Is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and ail other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

2.3 Compliance. Lessor warrants that to the best of Its knowledge the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided. however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, In no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1 /144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If. however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its. share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor. in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure. Lessee may advance such funds and deduct same, with Interest. from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either; (I) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical. HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility Therefor as the same relate to its occupancy of the Premises. (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor. (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (1) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect lo said matters other than as set forth in this Lease. In addition. Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event. Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. So long as Lessee is not in default. and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) al the rental rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.

(a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules Men in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or taw away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(b) The monthly rent per parking space specified in Paragraph 1.2(b) is subject to change upon 30 days prior written notice to Lessee. The rent for the parking is payable one month in advance prior to the first day of each calendar month,

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees. suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations’) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation. changes in the location, size, shape and number of the lobbies, windows. stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas:

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof: and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (Including but not limited to the obligations to pay Lessee’s Share of the Operating Expenses) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the Validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed be Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, Including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Operating Expenses” include all costs incurred by Lessor relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to. the following:

(i) The operation, repair, and maintenance in neat, clean, safe, good order and condition, of the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb) All healing, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(cc) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;

(iii) The cost of any other service to be provided by Lessor that is elsewhere in this Lease staled to be an “Operating Expense”;

(iv) The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas:

(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10:

(vi) The cost of water, sewer, gas. electricity, and other publicly mandated services not separately metered;

(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;

(viii) The cost to replace equipment or capital components such as the roof, foundations, or exterior walls, the cost to replace a Common Area capital improvement, such as the parking lot paving, elevators or fences, and/or the cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3. Provided however, that if such equipment or capital component has a useful life for accounting purposes of 5 years or more that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month:

(ix) The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less;

(x) Reserves set aside for maintenance. repair, and/or replacement of Common Area improvements and equipment.

(b) Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However. any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Operating Expenses for the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United Slates, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of S25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate front its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change In the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor 10 any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary 10 protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance lo be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entitles having jurisdiction with reaped to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result or Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessees commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the data specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirement. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the Inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements within the Premises. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses). 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, and the Common Areas. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed $2000. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surely bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises, Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises,

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair. ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 1.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (a)(iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2.000,000. Lessee shall add Lessor as an additional insured by means of an endorsement al least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase In the annual property Insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (-Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations, Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Bests Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order lo be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors. invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100 whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise or any of the other rights and remedies granted hereunder nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage. or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent, Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a). irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, al Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage In insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof. within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect, If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs al Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessors expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lector of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessors written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall. at Lessors commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee Is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation. repair or restoration except as provided herein,

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue. Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been. or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate. general. special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessors business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (it) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10,3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof. Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2. the entirety of any increase in Real Property Taxes it assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. if the Building is not separately assessed. Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessors reasonable determination thereof, in good faith. shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all persona/ property of Lessee contained in the Premises. When possible. Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’ real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services.

11.1 Services Provided by Lessor. Lessor shall provide healing. ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures_ Lessor shall also provide janitorial services to the Premises and Common Areas 5 times per week, excluding Building Holidays, or pursuant to the attached janitorial schedule, If any. Lessor shall not, however, be required to provide janitorial services to kitchens or storage areas included within the Premises.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessors option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3 Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessors prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The Involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists Immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee shall mean the net worth of Lessee (excluding any guarantor’s) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breath, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and nonfixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or Injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is In Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the Installation of a vending machine or payphone shall not constitute a subletting

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessors consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessors right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessors consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessors remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessors considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessors consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease: provided. however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessors prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace pence, if any, specified in such notice. The sublessee shall have a right at reimbursement and offset from and. against Lessee for any such Defaults cured by the sublessee.

13. Default: Breach; Remedies.

13.1 Default: Breach. A “Default’ is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults. and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises: or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party when due to provide reasonable evidence of Insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or properly, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSORS RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements. (v) a requested subordination, (vi) evidence concerning any guarantee and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a). (b), (c) or (a), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (I) the death of a Guarantor. (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breath of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may. with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time or award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein. or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s lull and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initialed the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so staled in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or 5100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, al Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate showed by law. Interest is payable In addition to the potential late charge presided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not he deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor For purposes of Oils Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose. of written notice specifying wherein such obligation of Lessor has not been performed: provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breath within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessees expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset, Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. if the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may. al Lessee’s option, to be exercised In writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days alter the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the properly of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. If a separate brokerage fee agreement is attached then in addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing. Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule attached to such brokerage fee agreement.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, fern. broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably Incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party’) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease. as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations lo be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice_ A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee or the same or of any other term, covenant or condition hereof. Lessor’s consent to or approval of, any act shall riot be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Darnel or Breath by Lessee Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor. notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment,

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessors agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessors agent or subagent has the following affirmative obligations: To the Lessor. A fiduciary duty of utmost care, integrity, honesty. and loyalty in dealings with the Lessor. To the Lessee and the Lessors a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duly of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent. even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care. integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties, b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of. the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty In the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated In the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duly, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease. all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by are of the Parties, but rather according to Its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; NonDisturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3. attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or. at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations. except that such new owner shall not: (a) be liable far any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership: (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 NonDisturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “NonDisturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any preexisting Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, al Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents: provided, however. that, upon written leeriest from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term. “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition. Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs. improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. In addition, Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessees property or business in connection therewith.

33. Auctions. Lessee shall not conduct nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Lessor may not place any sign on the exterior of the Building that covers any of the windows of the Premises. Except for ordinary “For Sublease signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies, Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an Invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee. and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee Is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof) or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.

41. Reservations.

(a) Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense. Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties. shall in no way affect this Lease or impose any liability upon Lessor.

(b) Lessor also reserves the right to move Lessee to other space of comparable size in the Building or Project. Lessor must provide al least 45 days prior written notice of such move, and the new space must contain improvements of comparable quality to those contained within the Premises. Lessor shall pay the reasonable out of pocket costs that Lessee incurs with regard to such relocation, including the expenses of moving and necessary stationary revision costs. In no event, however, shall Lessor be required to pay an amount in excess of two months Base Rent. Lessee may not be relocated more than once during the term of this Lease.

(c) Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party lo institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document,

(c) This Lease may be executed by the Parties In counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed previsions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or the agent and submission of same lo the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease 1:1 is 121 is not attached to this Lease.

49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation_ In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS. COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Foster City, CA 94404	Executed at: Pacific Grove, CA 93950
On: 9/21/2016	On: 20 SEP 16

By LESSOR:	By LESSEE:

PAKESH KUMAR AND PRIMILA KUMAR	ORCHARD THERAPEUTICS
REVOCABLE FAMILY TRUST

By: /s/ Rakesh Kumar	By: /s/ Stewart Craig
Name Printed: Rakesh Kumar	Name Printed: Stewart Craig
Title: Owner / Trustee	Title: CMO

By: /s/ Primila Kumar	By:
Name Printed: Primila Kumar	Name Printed:
Title: Trustee	Title:
Address: 1118 Chess Drive	Address:
Foster City, CA 94404

Telephone:	Telephone: (___)
Facsimile:	Facsimile: (___)
Email:	Email:
Email:	Email:
Federal ID No.	Federal ID No.

LESSOR’S BROKER:	LESSEE’S BROKER:
CORNISH & CAREY COMMERCIAL DBA	CORNISH & CAREY COMMERCIAL DBA
NEWMARK CORNISH & CAREY	NEWMARK CORNISH & CAREY
Attn: Jesse Cardenas / Jay Leslie	Attn: John Yandle
Title: Managing Director/Sr. Managing Director	Title: Executive Vice President
Address: 901 Mariners Island Blvd., Suite 125	Address: 2804 Mission College Blvd., Suite 120
San Mateo, CA 94404	Santa Clara, CA 95054

Telephone: (650) 358-5251 (650) 358-5273	Telephone: (408) 987-4154
Facsimile: (650) 341-7024	Facsimile: (408) 988-5340
Email: jcardenas@newmarkccarey.com	Email: jyandle@newmarkccarey.com
jleslie@newmarkccarey.com	Federal ID No.
Federal ID No.	Broker/Agent DRE License #: 00884818
Broker/Agent DRE License #: 0131661 / 01244555

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2002 - By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

Lease Addendum

ADDENDUM TO THE AIR LEASE DATED SEPTEMBER 16, 2016, BY AND BETWEEN RAKESH KUMAR AND PREMILA, CO-TRUSTEES OF THE RAKESH KUMAR AND PREMILA KUMAR REVOCABLE FAMILY TRUST (LESSOR) AND ORCHARD THERAPEUTICS OF NORTH AMERICA, A CALIFORNIA CORPORATION (LESSEE), FOR THOSE PREMISES LOCATED AT 1118 CHESS DRIVE, FOSTER CITY, CALIFORNIA

50. Rent:

Months	Rent per month NNN
1	Abated
2 – 12	$16,993.60
13 – 24	$17,503.41
25 – 36	$18,028.51
37 – 48	$18,569.37
49 – 61	$19,126.45

During the abated month of rent Lessee shall be responsible for Lessee’s Share of Operating Expenses.

51. Work to Be Completed:

Lessor at its sole cost and expense shall install 2 sinks in the lab area and install card key access to the front door of the main lobby.

52. Option to Extend Lease:

Lessee shall have one (1) option to extend the lease for two (2) years. Lessee shall provide no less than six (6) months’ prior written notice of its intention to extend the lease. The rent for the option period shall be at market rent but in no instance shall it be less than 3% increase.

53. Assignment or Sublease Profits:

Except as provided in Section 12.1(1) of the AIR Lease, Lessor’s consent under Section 12 which shall not be unreasonably withheld or delayed. No response within fifteen (15) days after the date of Lessor’s receipt of Lessee’s written request for Lessor’s consent, shall be deemed as Lessor’s consent. Any profits or additional rent generated by said subleasing or assignment of the Premises shall be allocated and paid 50% to Lessor and 50% to Lessee after Lessee recovers all costs associated with the assignment or subleasing.

Lessor:	RAKESH KUMAR AND PREMILA Co-TRUSTEES OF THE RAKESH KUMAR AND PREMILA KUMAR REVOCABLE FAMILY TRUST

By:	/s/ Rakesh Kumar	Date:	9/21/2016
Rakesh Kumar, Trustee

By:	/s/ Premila Kumar	Date:	9/21/16
Premila Kumar, Trustee

Lessee: ORCHARD THERAPEUTICS OF NORTH AMERICA, A CALIFORNIA CORPORATION

By:	/s/ S. Craig	Date:	20 SEP 16
S. Craig, President

SECOND ADDENDUM TO STANDARD MULTI-TENANT OFFICE LEASE – NET

THIS SECOND ADDENDUM TO STANDARD MULTI-TENANT OFFICE LEASE - NET (this “Addendum”) is made and entered into by and between RAKESH KUMAR AND PREMILA KUMAR CO-TRUSTEES OF THE RAKESH KUMAR AND PREMILA KUMAR REVOCABLE FAMILY TRUST (“Lessor”), and ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation (“Lessee”), as of the date set forth on the first page of that certain Standard Multi-Tenant Office Lease - Net (the “AIR Lease”) between Lessor and Lessee to which this Addendum is attached and incorporated. The term “Lease” shall mean collectively, the AIR Lease (including the exhibits attached thereto), the Addendum attached to the AIR Lease (the “First Addendum”), and this Addendum. The terms, covenants, and conditions set forth in this Addendum are intended to and shall have the same force and effect as if set forth at length in the body of the AIR Lease. To the extent that the provisions of this Addendum are inconsistent with any provisions of the AIR Lease, or the First Addendum, the provisions of this Addendum shall supersede and control. Unless otherwise specifically defined in this Addendum, all capitalized terms used in this Addendum shall have the same meanings as ascribed to them in the AIR Lease.

52. Permitted Use: Notwithstanding anything to the contrary in Sections 1.8 and 6.1 of the AIR Lease, Lessee may only use the Premises for office and laboratories to support biotechnology product research, development, storage and distribution, marketing and other ancillary uses. A permitted assignee, subtenant or transferee of Lessee’s interest as defined in this Addendum may use the Premises for office and laboratory use.

53. Condition: Section 2.2 of the AIR Lease is hereby deleted and shall be replaced with the following: Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date (the “Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”) shall be in good operating condition on the Start Date, and, to Lessor’s actual knowledge, that the structural elements of the roof, bearing walls and foundation of the Premises shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

54. Capital Expenditures:

a. Compliance. Section 2.3 of the AIR Lease is hereby amended as follows: In the first sentence of Section 2.3, the words “best of are replaced with the word “actual.”

b. Section 2.3(a) of the AIR Lease is hereby deleted and shall be replaced with the following:

Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants, Lessee shall be responsible for the cost thereof. If, however, such Capital Expenditure is required during the last 2 years of this Lease and the cost of the Capital Improvement as identified in an estimate provided by a licensed general contractor equals or exceeds six (6) months Base Rent, Lessee shall have the option to terminate this Lease upon ninety (90) days prior to written notice to Lessor unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor will pay for such Capital Expenditure.

c. If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to Lessee’s Share of the annual amortized useful life costs (calculated on a straight-line basis in accordance with GAAP attributable to the portion of the remaining term) of the portion of such costs reasonably attributable to the Premises. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior to written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure.

d. Any reference to Hazardous Substance remediation as a Capital Expenditure is hereby deleted from Section 2.3. Under no circumstances shall Lessee be responsible for the cost of Hazardous Substance contamination unless such contamination results from the negligent actions or omissions of a Lessee Party (as defined in Section 61 below).

55. Prior Occupancy: Section 2.5 of the AIR Lease shall be deleted and of no force and effect.

56. Vehicle Parking: The words “attached hereto and” are eliminated from the first sentence of Section 2.6 of the AIR Lease There will be no charge for Lessee’s parking during the Term. Section 2.6(b) of the AIR Lease is hereby deleted. Tenant shall be entitled to thirteen (13) of the unreserved parking spaces for the Building located in the exterior portion of the parking area of the Building.

57. Common Area Changes: In the event that Lessor makes any of the Common Area changes set forth in Section 2.10 of the AIR Lease, Lessor and Lessee agree that there shall be no change to the square footage of the Premises as a result thereof, no increase in the Base Rent arising from such Common Area changes, or other additional rent due from Lessee, except for any change in Lessee’s Share resulting from a physical change in the size of the Premises or Building, and Lessor shall use reasonable efforts to avoid any interference with Lessee’s business operations or access to the Premises caused by such changes and the construction thereof. Sections 2.10(c) and 2.10(d) of the AIR Lease shall be deleted and of no force and effect.

58. Early Possession: Section 3.2 of the AIR Lease is amended to state the Early Possession period will be seven (7) days, commencing on the date of the execution of the AIR Lease by Lessor and terminating on the seventh (7th) day thereafter.

59. Capital Improvements: The capital improvement and replacement expenses set forth in Section 4.2(a)(viii) of the AIR Lease shall be limited to those which are: (1) reasonably expected by Lessor to produce an actual reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Building and the Common Areas; (2) required after the date of this Lease under any governmental law or regulation not in effect as of the Commencement Date or (3) as determined by Lessor, required as a result of reasonable wear and tear, age of the equipment or capital component or need for repair of the equipment or capital component, in each case amortized over the useful life of such improvement (calculated on a straight-line basis in accordance with GAAP attributable to the portion of the remaining term) (collectively, “Permitted Capital Expenditures”). The last sentence of Section 4.2(a)(viii) of the AIR Lease is eliminated and is of no force or effect.

60. Operating Expenses:

a.	Notwithstanding anything to the contrary in the AIR Lease, including, without limitation, Section 4.2 of the AIR Lease, Operating Expenses shall not include:

(i) Ground lease rental and depreciation; principal and interest payments of mortgages (and any fees or points associated with any mortgages) and other non-operating debts of Lessor;

(ii) Fines, costs or penalties incurred as a result and to the extent of a violation by Lessor of any Applicable Requirements;

(iii) Sums paid to subsidiaries or other affiliates of Lessor for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience;

(iv) All costs associated with the operation of the business of the entity which constitutes “Lessor” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Lessor’s or Lessor’s managing agent’s general corporate overhead and general administrative expenses;

(v) Advertising and promotional expenditures;

(vi) Any fines, penalties or interest resulting from the active negligence or willful misconduct of Lessor;

(vii) Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances existing as of the date of this Lease in or about the of the Building or migrating onto thereafter;

(viii) To the extent any employee of Lessor spends only a portion of his or her time working with respect to the Building (as opposed to full time work with respect to the Building), a prorated amount of such employee’s wages, salaries and compensation based upon the portion of time spent by such employee with respect to the projects other than the Building;

(ix) Lessor’s charitable and political contributions;

(x) Costs of services for which Lessee or any tenant of the Building is obligated to separately reimburse Lessor pursuant to this Lease or its respective lease with its Lessor;

(xi) The cost of complying with any Applicable Requirements in effect (and as interpreted and enforced) on the date of this Lease (unless compliance is required as a result of Lessee’s use of the Premises), provided that if any portion of the Common Areas of the Building that was in compliance with all Applicable Requirements on the date of this Lease becomes out of compliance, the cost of bringing such portion of the Building into compliance shall be included in Operating Expenses unless otherwise excluded pursuant to the terms hereof; and

(xii) Except with respect to insurance deductibles , (but subject to any express limitations set forth in this Lease), the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation paid or reimbursed by insurance proceeds or condemnation awards.

b.	Notwithstanding Section 10.1 of the AIR Lease, Real Property Taxes shall not include:

(i) Inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building;

(ii) Taxes computed upon the basis of the net income of any owners of any interest in the Building; or

(iii) Any penalties, interest or fees attributable to Lessor’s negligent failure to pay any Real Property Taxes when due and payable.

c.	Section 4.2(b) of the AIR Lease shall be deleted and of no force and effect.

61. Hazardous Substances: The Lessor, to its actual knowledge warrants that the Premises are free of Hazardous Substances. Notwithstanding anything to the contrary contained in the AIR Lease, Lessee shall not indemnify Lessor, be responsible for any remediation (or the costs thereof) or be liable in any way for any loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for any party other than any Lessee Party. For purposes of this Section 61, “Lessee Party” shall mean any principal (which shall include any shareholder, partner, member) of Lessee, or any director, officer, employee, agent, contractor, customer, client, or invitee of Lessee (or of any principal of Lessee) or any person on the Project with the consent of Lessee. During the term of this Lease or any extension thereof, Lessee shall be and remain in compliance in with all terms and conditions of all Environmental Laws and with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Lessee or the Premises. As used in this Lease, the term “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (i) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater or land); or (ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage,. disposal, transport, arranging for transport, or handling of Hazardous Substances.

Section 6.2 (a) of the AIR Lease is amended to state that Lessor’s consent may be withheld in the reasonable discretion of Lessor.

62. Lessee’s Compliance with Applicable Requirements. The word “material” in the second line of Section 6.3 of the AIR Lease is deleted and of no force or effect.

63. Laboratory Provisions:

a.

Notwithstanding anything to the contrary elsewhere in the AIR Lease, Lessee may, without Lessor’s prior consent, handle, store, use or dispose of Hazardous Substances solely related to the use of the Premises as identified in Section 52 of this Addendum, whether or not the same constitutes a Reportable Use, including, Lessee’s laboratory use; provided that Lessee shall always handle, store, use, and dispose of any such Hazardous Substances in a safe and lawful manner in strict accordance with Applicable Requirements including, without limitation, all Environmental laws, and the permits and approvals of the City of Foster City and any other applicable governmental agency, and never allow such Hazardous Substances to contaminate the Project, Premises, Building and appurtenant land or the environment. Prior to Lessee taking possession of the Premises, Lessee shall deliver to Lessor a list identifying each type of Hazardous Substance at the Premises (the “Hazardous Substances List”). Lessee shall provide Lessor with the final list submitted to the City of Foster City. Prior to bringing any new or different Hazardous Substances on to the Premises. Lessee shall revise the Hazardous Substances List and deliver such list to Lessor. In addition, Lessee shall deliver an Updated Hazardous Substances List to Lessor annually, on each anniversary of the Commencement Date. Lessee Parties shall not use or bring on to the Premises any Hazardous Substances not identified on the Hazardous Substances List, as may be revised from time-to-time.

b.

Upon Lessor’s request, Lessee shall promptly deliver to Lessor any permits, approvals, materials safety data sheets and other information reasonably requested by Lessor regarding the Hazardous Substances used by Lessee in the Premises.

64. Maintenance and Repair:

a.

Lessee shall only be required to repair and maintain those items listed in Section 7 as they relate to the interior non-structural portions of the Premises, reasonable wear and tear excepted. Any and all other repairs and maintenance in connection with the Premises or Building, including procurement and payment of service contracts, shall be the responsibility of Lessor.

b.	Lessor shall maintain and repair the HVAC systems, electrical systems and any other building systems serving the Premises, the cost of which may be included as an Operating Expense.

65. Alterations: The dollar amount set forth in the fifth line of Section 7.3(b) of the AIR Lease shall be $15,000 (and not $2,000). Landlord shall not charge a fee in connection with Tenant’s Work (as defined in Section 86). Any contractors which Lessor requires that Lessee use for any Alterations must be experienced in biotechnology construction and installation, subject to Lessee’s reasonable approval. Both Lessor and Lessee hereby approve Rusciano Construction, Inc. as a general contractor for Tenant’s Work. Lessee shall not be required to provide a bond or surety for any Alterations unless the cost of the work exceeds three (3) months’ Base Rent. Notwithstanding Section 7.4(b) of the AIR Lease, Lessee shall remove any Alteration or Utility Installation prior to the termination of the Lease.

66. Ownership; Removal; Surrender and Restoration: In addition to the provisions of Section 7.4 of the AIR Lease, upon surrender, Lessee shall deliver the Premises in as good operating order, condition and repair as when Lessee took possession of the Premises, ordinary wear and tear excepted.

67. Insurance: The last sentence of Section 8.1 of the AIR Lease is deleted and of no force or effect. Section 8.2(a) of the AIR Lease is amended to require Lessee to provide no less than $3,000,000 (in United States currency) in insurance coverage required by Section 8.2(a). Section 8.3(b) of the AIR Lease is deleted and of no force or effect. Lessor acknowledges that Lessee’s insurance carriers may be unable to deliver notices of any cancellation or modifications of any insurance policies thirty (30) days’ in advance of a modification. Lessee will deliver notices of any cancellation or modifications to Lessor ten (10) days in advance of any cancellation or modification. Lessor acknowledges that Tenant’s insurance limits may be denominated in British Pounds.

68. Indemnity: Lessee’s indemnity under Section 8.7 of the AIR Lease shall include the use or occupancy of the Premises by any Lessee Party and any breach of the AIR Lease by Lessee, including, without limitation, a breach of the provisions of Section 6.2 of the AIR Lease. Lessee’s waiver of Lessor liability under Section 8.8 of the Lease shall not apply to the extent any losses or injuries as set forth therein are caused by the gross negligence or willful misconduct of Lessor or its agents, or a breach by Lessor under this Lease.

69. Damage or Destruction:

a.

Notwithstanding Section 9.2 of the AIR Lease, and except as otherwise provided in Section 9.3 of the AIR Lease, Lessee shall not be required to make the repair of any damage or destruction to the Building.

b.	Lessee’s right to rent abatement set forth in Section 9.6(a) shall not be limited to the proceeds received from the Rental Value insurance.

c.

The first sentence of Section 9.5 of the AIR Lease is hereby deleted and replaced with the following: “If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds one months’ Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to the other party within thirty (30) days after the date of occurrence of such damage.”

d.

If Lessor is obligated to repair or restore the Premises following Premises Partial Damage or Premises Total Destruction and does not Commence such repair or restoration within one hundred twenty (120) days after such obligation shall accrue, Lessee may exercise its right to terminate the Lease as set forth in Section 9.6(b). “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

70. Utilities: Notwithstanding the provisions of Section 11.1 of the AIR Lease, Lessor shall not be required to replace any light bulbs and/or fluorescent tubes or ballasts in the Premises or provide any janitorial services for the Premises. The janitorial services for the Common Areas shall be provided by Lessor. Lessor represents and warrants that, as of the Commencement Date, (a) utility services, including natural gas, and electrical, are separately metered to the Premises, and (b) the Premises is served by two (2) 200-amp electrical panels.

71. Excess Utility Consumption: Section 11.4 of the AIR Lease is hereby deleted. Subject to Applicable Requirements, Lessee may use utility services in amounts reasonably necessary for the conduct of its business operations on a 24 hours a day, seven days a week basis.

72. Utility Interruption: Provided no Default shall then exist under this Lease (beyond any applicable notice and cure periods), if electrical power or HVAC is interrupted due solely to the gross negligence or willful misconduct of Lessor or its agents (a “Utility Interruption”), and Lessee is unable to carry on its business in a reasonably normal manner due to the failure of any of such utilities and services, and therefore vacates all or the affected portion of the Premises and/or ceases business operations in the Premises for a period in excess of three (3) consecutive days, the Base Rent and additional rental payable under this Lease shall be abated retroactively from the first day of the Utility Interruption (in proportion to the area of the Premises vacated by Lessee by reason of such failure, if less than all of the Premises is affected) and for as long as such inability to carry on Lessee’s business continues, until such time as the service is restored or Lessee reoccupies the Premises or affected portion thereof, whichever is earlier. In the event of any curtailment, diminution, or failure with respect to utilities and services in the Building or the Premises, Lessor agrees to use due diligence to restore full service.

73. Permitted Transfers: Notwithstanding any contrary provision of Section 12 of the AIR Lease, the sale, assignment, or transfer of any interest in Lessee or this Lease or the Premises, or the sublet of all or any part of the Premises, or any part thereof to (i) a parent or subsidiary of Lessee, (ii) any entity which controls, is controlled by or under common control with Lessee, (iii) any entity which purchases all or substantially all of the assets or stock of Lessee, (iv) any entity into which Lessee is merged or consolidated, or (v) any entity which results from the merger or consolidation of entities which control, are controlled by or under common control with Lessee (all such entities described in (i), (ii), (iii), (iv) and (v) being sometimes hereinafter referred to as “Affiliates”, and such transfer to an Affiliate, a “Permitted Transfer”) shall not be deemed an assignment, sublease or transfer under this Lease and shall not require Lessor’s consent, but Lessee shall notify Lessor in writing of such sublease or assignment to an Affiliate within thirty (30) days following the consummation thereof. Lessor shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. However, except as set forth in this Section 72, Lessee and any Affiliate shall comply with all of the provisions of Section 12 of the AIR Lease. Any Permitted Transfer by Lessee shall not relieve Lessee of any of its obligations and responsibilities under this Lease.

74. Default: Section 13.1(a) of the AIR Lease is amended as follows: (a) the abandonment of the Premises prior to termination of the Lease. Notwithstanding anything to the contrary in Section 13.1(d) of the AIR Lease, Lessee shall have twenty (20) days following the date of written notice from Lessor to deliver the documents required under Section 13.1(d) before any failure to deliver shall constitute a Default under the Lease.

75. Remedies: Notwithstanding anything to the contrary in the first paragraph of Section 13.2 of the AIR Lease, (a) Lessor may not perform the duties or obligations of Lessee under the Lease unless Lessee fails to perform any of its affirmative duties or obligations within twenty (20) days after the date of written notice to Lessee, unless a longer period of time is required to cure the same, in which case Lessee shall have such longer period of time not to exceed sixty (60) days to perform the same so long as Lessee has commenced to perform within such twenty (20) day period and diligently performs the same to completion.

76. Late Charges: Notwithstanding anything in Section 13.4 of the AIR Lease to the contrary, Lessor will not assess a late charge until Lessor has given written notice of such late payment only for the first late payment of Rent in any twelve (12) month period and after Lessee has not cured such late payment within three (3) days after receipt of such notice.

77. Performance by Lessee on Behalf of Lessor: Section 13.6(b) of the AIR Lease is amended in its entirety as follows: In the event Lessor does not cure said breach within thirty (30) days after receipt of said notice, or it having commenced said cure does not diligently pursue it to completion, Lessee may elect, but shall have no obligation, to cure said breach at Lessee’s expense and seek reimbursement from Lessor for any such expense. Lessee shall document the cost of said cure and supply said documentation lo Lessor.

78. Notices: Section 23.1 is amended in its entirety as follows: Any notice, consent, authorization, or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile or e-mail if receipt is verified, one (1) business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three (3) business days after being mailed by first class mail, charges and postage prepaid, properly addressed to the party to receive such notice at the address set forth in this Lease.

Section 23.2 of the AIR Lease is deleted and of no force or effect.

79. Access; Hours of Operation: Subject to Applicable Requirements, Lessee shall have access to the Building and Premises 24 hours per day, 7 days per week. Landlord hereby acknowledges and agrees that Lessee may operate from the Premises on a 24 hours per day, 7 days per week basis. Notwithstanding anything to the contrary in the AIR Lease, including, without limitation, Section 11.3 of the AIR Lease, such continuous use by Lessee of the Premises shall not constitute a Default under the Lease.

80. Landlord Access: Notwithstanding anything to the contrary in the AIR Lease: (a) Lessor shall give not less than 24 hours’ written notice to Lessee prior to entering the Premises (except in case of emergency), (b) Lessee shall have the right to require that an employee, officer or agent of Lessee is present at all times during any such entry (except in case of emergency), and (c) Lessor shall not allow entry by a representative of a biotechnical or pharmaceutical company, whether as a prospective tenant or otherwise, without Lessee’s prior written consent, which consent shall not be unreasonably withheld or delayed.

81. Confidential Records: Lessor acknowledges that Lessee may keep certain medical, clinical, scientific research and other related records on the Premises which may contain personally identifiable health information, other confidential medical information, research data, other related confidential information and Lessee’s intellectual property, and trade secrets (“Confidential Records”). Lessee may, upon notice to Lessor, elect to store such Confidential Records in a designated storage or records closet, office or room within the Premises (the “Confidential Records Room”), provided that the Confidential Records Room consist of no more than one such room, not exceeding a size customarily used for records retention by comparable tenants. Notwithstanding anything to the contrary in the AIR Lease, Lessor, its agents, affiliates, employees, contractors, property managers, lenders, potential subsequent Lessors, potential purchasers, or any other third party shall not have access to the Confidential Records Room (except in the case of emergency, in which case Lessor shall endeavor to provide prior notice, or if such notice is not possible, shall promptly notify Lessee of such entry as soon as is feasible) unless. (a) Lessor gives Lessee reasonable prior notice of its need to enter into the Confidential Records Room (and in no event less than 24 hours’ prior written notice), and (b) an employee, officer or agent of Lessee is present at all times during any such entry into the Confidential Records Room. Lessee may, at its sole cost and expense, key or re-key the door to the Confidential Records Room. Neither Lessor nor any other party other than Lessee and its affiliates shall have any right to obtain or keep a key to the Confidential Records Room; provided, however, that upon the expiration or sooner termination of the Term, Lessee shall, at Lessor’s election, return any and all such keys to Lessor, or re-key such door at Lessee’s sole expense.

82. Consents: Lessor’s charges in connection with any request for consent by Lessee pursuant to Section 36 of the AIR Lease shall not exceed $2,500 per request.

83. Definition: Section 39.1 of the AIR Lease is amended in its entirety as follows: “Option” shall mean the right of Lessee to extend the term of this Lease for one (1) two (2) year period.

84. No Relocation: Section 41(b) of the AIR Lease shall be deleted and of no force and effect.

85. ADA: Lessor represents to Lessor’s actual knowledge that the Premises complies with the provisions of the ADA in effect on the Effective Date of the Lease.

86. Signage: Lessee shall have the right to use fifty percent (50%) of the monument sign located on the Project and may add signage to the front door and rear door of the Premises, but not any door of the Building.

87. Landlord Work: In addition to the work specified in Section 51 of the First Addendum, Lessor shall a) install finish trim work throughout the Premises as required, and (b) install one (1) door and one (1) glass panel in the conference room of the Premises. Lessor shall complete all work required pursuant to this Section 85 and Section 51 of the First Addendum in compliance with all Applicable Requirements, including, without limitation, the ADA.

88. Tenant Work: Lessee may, upon taking possession of the Premises, perform the improvement work set forth in Schedule 1 attached hereto (“Tenant’s Work”). All of Tenant’s Work shall be constructed and installed in compliance with all Applicable Requirements, including, without limitation, ADA, and the provisions of Section 7 of the AIR Lease; provided, however, that Lessor’s consent shall not be required for Tenant’s Work (such consent is deemed given upon Lessor’s execution of the Lease), no completion bond shall be required, and Landlord shall not charge any oversight or other fee in connection with Tenant’s Work.

89. Options Exercisable by Lessee and any Assignee of a Permitted Transfer: Notwithstanding anything to the contrary contained in the AIR Lease, any Option, contained in the AIR Lease may be exercised by the Lessee originally named in this Lease and any Affiliate.

90. Option Period Market Rent: As used in Section 52 of the First Addendum and this Section 88, the term “Market Rent” shall mean the base annual rental for the Premises primarily considering renewals for space comparable to the Premises in location, size, condition, quality and type at the commencement of the renewal term, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space, as well as broker’s fees and any free Rent and other tenant inducements consistent with the renewal of a lease term as compared to a new lease to a new tenant then being offered by Lessor. Lessor shall notify Lessee in writing (“Renewal Rate Notice”) of its determination of the Market Rent for the renewal term within thirty (30) days after Lessor’s receipt of Lessee’s notice electing to exercise its renewal option. Lessor and Lessee shall endeavor to agree upon the Market Rent. If they are unable to so agree within thirty (30) days after Lessee’s receipt of the Renewal Rate Notice, Lessor and Lessee shall mutually select an unaffiliated licensed real estate broker who is active in the leasing of office space in the general vicinity of the Premises (the “Broker”). In additional to the Renewal Rate Notice, which contains Lessor’s determination of the Market Rent, Lessee shall submit Lessee’s determination of the Market Rent to the Broker, at such time or times and in such manner as Lessor and Lessee shall agree (or as directed by the broker if Lessor and Lessee do not promptly agree). The Broker shall select either Lessor’s or Lessee’s determination as the Market Rent, and such determination shall be binding on Lessor and Lessee. If Lessee’s determination is selected as the Market Rent, then Lessor shall bear all of the Broker’s cost and fees. If Lessor’s determination is selected as the Market Rent, then Lessee shall bear all of the Broker’s cost and fees. lf the Broker recommends a Market Rent rate other than that specified by the Lessor and Lessee and both Lessor and Lessee agree to said rate, the responsibility for payment of the Broker’s costs and fees shall be divided equally between Lessor and Lessee. In no event shall the Broker’s costs and fees exceed $1,500.00 in total. Within fifteen (15) days of the final determination of the Market Rent, Lessee shall notify Lessor as to one of the following: (a) Lessee’s decision to exercise its renewal option at said Market Rent; or (b) that Lessee waives and releases its renewal option. In no event will the Market Rent be less than the Base Rent for the last year of the Original Term plus an increase of three percent (3%).

91. Arbitration Disputes: Section 48 of the AIR Lease is deleted and is of no force or effect.

92. Exit Survey: The following is added as a new Section 48 to the AIR Lease:

48. Exit Survey. At least thirty (30) days prior to Lessee’s surrender of possession of any part of the Premises, Lessee shall provide Lessor with a facility decommissioning and Hazardous Substances closure plan for the Premises (“Exit Survey”) prepared by an independent third party California licensed and certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Lessor. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.I I -2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Lessee’s surrender of possession of any part of the Premises, Lessee shall (a) provide Lessor with all appropriate governmental releases obtained by Lessee in accordance with, and to the extent required by, Applicable Laws, including laws pertaining to the surrender of the Premises, (b) to the extent any laboratory equipment will remain in the Premises upon the expiration of the Term as requested by Lessor, place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users, and (c) conduct a site inspection with Lessor. In addition, Lessee agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey caused or resulting from any act or omission to act of any Lessee Party and comply with any recommendations set forth in the Exit Survey for the condition to which such recommendations relate. Lessee’s obligations under this Section 48 shall survive the expiration or earlier termination of the Lease.

93. CASP: The following is added to. Section 49 of the AIR Lease: The Project, Building and the Premises have not had an inspection performed by a Certified Access Specialist (CASP), to determine whether the Project, Building or Premises meet all applicable construction-related accessibility standards.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the AIR Lease of even date herewith.

Lessor:		Lessee:

RAKESH KUMAR AND PREMILA KUMAR CO-TRUSTEES OF THE RAKESH KUMAR AND PREMILA KUMAR REVOCABLE FAMILY TRUST		ORCHARD THERAPEUTICS NORTH AMERICA, A CALIFORNIA CORPORATION

By:	/s/ Rakesh Kumar	By:	/s/ Stewart Craig
Name: Rakesh Kumar		Name: Stewart Craig
Title: Trustee		Title: President

Schedule 1

TENANT’S WORK

[Follows this Page]

Install Oxygen Monitor
Replace Duplex with Quad
Run new conduit from box to install quad at X
Install ceiling drop with hanging quadplex - check with Team on exact spot
Replace Duplex with Quad? Or add outlet higher up for manifold
Replace and store existing light fixture, or add additional light fixture
Open Lab
X
Break Area
Comp. Rm.
Office
Office
Document Room
Reception
Stor.
Lobby
Conference Room
Office
Lab
Lab
Lab
Install Flat Screen Projection TV

Electrical Plan – NOT TO SCALE
NOTE: Need to check circuit separation for freezers/large equipment

Install bracing and
Install Copper or SS
Break Area
Comp. Rm.
Office
Open Lab
Office
Document Room
Stor./ Copy
Tile Floor
Reception
Stor.
Lobby
Lab
Lab
Lab
Conference Room
Office
First Flo

Plumbing & Bracing Plan – NOT TO SCALE

Newmark Cornish & Carey

Disclosure Requirement (Lease)

Date:	September 16, 2016
Lessor:	Rakesh Kumar and Primila Kumar Revocable Family Trust	Subject Property:	1118 Chess Drive Foster City, CA 94404

Lessee:	Orchard Therapeutics	Brokers:	Jesse Cardenas Jay Leslie

Various laws, regulations and policies require us to disclose the following information:

1. Alquist-Priolo Notification: Algulst-Priolo Special Earthquake Studies Zone Act:

The Property described above is or may be situated in a “Special Study Zone” as designated under the Alquist-Priolo Special Studies Zone Act, Sections 2621-2630, inclusive, of the California Public Resources Code; and, as such, the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the city or county under the terms of that act. No representations on the subject are made by Lessor or by Cornish & Carey Commercial dba Newmark Cornish & Carey (NCC), or its agents or employees, and the Lessee should make his/her/its own inquiry or investigation.

2. Notification re: National Flood insurance Program:

The Property is or may be located in a Special Flood Hazard Area on United States Department of Housing and Urban Development (H.U.D.) “Special Flood Zone Area Maps”. Federal law requires that as a condition of obtaining federally related financing on most properties located in “flood zones”, banks, savings and loan associations, and some insurance lenders require flood insurance be carried where the property, real or personal, is security for a loan. This requirement is mandated by the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. Cities or counties may have adopted building or zoning restrictions, or other measures which could affect the value of the property. Lessee should contact the city or county in which the property is located to determine any such restrictions. The extent of coverage available in this area and the cost of this coverage may vary, and for further information, Lessee should consult a lender or insurance carrier.

3. Hazardous Wastes of Substances and Underground Storage Tanks:

Comprehensive federal and state laws and regulations have been enacted in the past several years in an effort to control the use, storage, handling, clean-up, removal and disposal of hazardous wastes or substances. Some of these laws and regulations (such as, for example, the Comprehensive Environmental Response Compensation and Liability Act [CERCLA]) provide for broad liability on the part of owners, tenants or other users of the property for clean-up costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos, and establish requirements for the use, modification, abandonment, and closure of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, Lessors and Lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice, as well as all other aspects of the proposed transaction, If hazardous wastes or substances have been, or are going to be used, stored, handled or disposed of on the Property, or if the Property has or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, the nature of permits and approvals which have been obtained or may be required; the estimated costs and expenses associated with the use, storage, handling, clean-up, disposal or removal of hazardous wastes or substances: and the nature and extent of contractual provisions necessary or desirable in this transaction. Broker recommends expert assistance and site investigation to determine past uses of the property, which may provide valuable information as to the likelihood of hazardous wastes or substances. or underground storage tanks. being on the Property.

6/18/16 11:36 A.M. – JLC 091616 2 1118 Chess Drive Orchard Therapeutics	Page 1 of 3
Although all information furnished regarding property for sale, rental or financing is from sources deemed reliable, such information has not been verified and no express representation is made nor is any to be _____ as to the accuracy thereof and it is submitted subject to errors, omissions, change of pricing, rental or other conditions prior sale, lease or financing or withdrawal without notice and to any special conditions imposed by our principal.

Newmark Cornish & Carey

Disclosure Requirement (Lease)

Lessor agrees to disclose to Broker and to Lessee any and all information which he/she/it has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks, in, on, or about the Property.

Broker has conducted no investigation regarding the subject matter hereof, except as may be contained in separate written document signed by Broker. Broker makes no representations concerning the existence or nonexistence of hazardous wastes or substances, or underground storage tanks, in, on, or about the Property. Lessee should contact a professional, such as a civil engineer, industrial hygienist or other persons with experience in these matters, to advise on these matters.

The term “hazardous wastes or substances” is used herein in its very broadest sense and includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is intended to apply to any transaction involving any type of real property, whether improved or unimproved.

4. The Americans With Disabilities Act:

Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the ADA). The Act requires owners and tenants of “public accommodations” to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. You are advised to consult your attorney with respect to the application of this Act to the Property. Newmark Cornish & Carey cannot give you legal advice on this Act or its requirements.

5. Broker Disclosure:

The parties hereby expressly acknowledges that Broker has made no independent determination or investigation regarding, but not limited to, the following: present or future use of the Property; environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions, as well as issues surrounding hazardous wastes or substances as set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statutes; measurements of land and/or buildings. Lessee agrees to make its own investigation and determination regarding such items.

6. Broker Representation (Dual Agency

Lessor and Lessee acknowledge that Broker is the agent of both Lessor and Lessee. Lessor and Lessee hereby consent to such dual representation and waive any possible conflict of interest arising out of such dual agency. A dual agency is obligated to disclose to both parties all material facts or confidential information that could affect Lessor’s or Lessee’s decision to enter into the transaction. Broker, however, will not disclose to Lessee the price that Lessor is willing to accept, nor to Lessor the price that Lessee is willing to pay, without the express permission of the other party.

Receipt of a copy of this Notice and Agreement is hereby acknowledged.

6/18/16 11:36 A.M. – JLC 091616 2 1118 Chess Drive Orchard Therapeutics	Page 2 of 3
Although all information furnished regarding property for sale, rental or financing is from sources deemed reliable, such information has not been verified and no express representation is made nor is any to be _____ as to the accuracy thereof and it is submitted subject to errors, omissions, change of pricing, rental or other conditions prior sale, lease or financing or withdrawal without notice and to any special conditions imposed by our principal.

Newmark Cornish & Carey

Disclosure Requirement (Lease)

Acknowledged and Agreed:

Lessor: RAKESH KUMAR AND PRIMILA KUMAR REVOCABLE FAMILY TRUST

By:	/s/ Rakesh Kumar	Date: 9/21/2016
Rakesh Kumar

By:	/s/ Primila Kumar	Date: 9/21/2016
Primila Kumar

Lessee: ORCHARD THERAPEUTICS

By:	/s/ Stewart Craig	Date: 20 SEP16
Stewart Craig, CMO

Broker:	CORNISH & CAREY COMMERCIAL DBA NEWMARK CORNISH & CAREY 901 Mariners Island Boulevard, Suite 125 San Mateo, CA 94404

By:	/s/ Jesse Cardenas	Date: 9-22-16
Jesse Cardenas, CA RE License #01316611

By:		Date:
Jay Leslie, CA RE License #01244555

CONSULT YOUR ADVISORS: NO REPRESENTATION OR RECOMMENDATION IS MADE BY CORNISH & CAREY COMMERCIAL DBA NEWMARK CORNISH & CAREY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT. INTERPRETATION, OR ECONOMIC CONSEQUENCES OF THE NATIONAL FLOOD INSURANCE PROGRAM AND RELATED LEGISLATION, NOR OF OTHER LEGISLATION REFERRED TO HEREIN. THESE ARE QUESTIONS THAT YOU SHOULD ADDRESS WITH YOUR CONSULTANTS AND ADVISORS.

6/18/16 11:36 A.M. – JLC 091616 2 1118 Chess Drive Orchard Therapeutics	Page 3 of 3
Although all information furnished regarding property for sale, rental or financing is from sources deemed reliable, such information has not been verified and no express representation is made nor is any to be _____ as to the accuracy thereof and it is submitted subject to errors, omissions, change of pricing, rental or other conditions prior sale, lease or financing or withdrawal without notice and to any special conditions imposed by our principal.